SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 10/31/2006
FILE NUMBER 811-1424
SERIES NO.: 2

74U.  1.   Number of shares outstanding (000's Omitted)
           Class A                                                249,364
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                 42,709
           Class C                                                 11,613
           Class R                                                    511
           Institutional Class                                       3740

74V.  1.   Net asset value per share (to nearest cent)
           Class A                                                 $25.56
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                                 $23.62
           Class C                                                 $23.61
           Class R                                                 $25.41
           Institutional Class                                     $27.92